Exhibit 10.37

COMPENSATION INFORMATION FOR NAMED EXECUTIVE OFFICERS

The table below provides information regarding the 2005 cash bonus, December 2, 2005 stock option grant, 2006 annual base salary and 2006 target cash bonus of each named executive officer of Kosan Biosciences Incorporated listed below.

Executive Officer	2005 Cash Bonus	Stock Option Grant* (# shares)	2006 Annual Base Salary	2006 Target Cash Bonus**
Daniel V. Santi, M.D., Ph.D., Chief Executive Officer	$105,000	78,750	$445,000	45%

Robert Johnson Jr., M.D., Ph.D., Executive Vice President, Development and Chief Medical Officer	$75,000	52,500	$365,000	30%

Susan M. Kanaya, Senior Vice President, Finance and Chief Financial Officer	$57,000	37,500	$305,000	30%

Margaret A. Horn Senior Vice President and General Counsel	N/A	150,000	$300,000	30%

*	Granted by the Compensation Committee of the Board of Directors of the Company on December 2, 2005, with an exercise price per share equal to the closing price as reported on the Nasdaq National Market on December 1, 2005.
**	Percentage of each named executive officer’s 2006 annual base salary.